EXHIBIT 21

Subsidiaries  of  the  Company

1.  Acoustic Marketing Research Inc., d/b/a Sonora Medical Systems, Inc.
2.  Labcaire Systems, Ltd.
3.  Misonix, Ltd.
4.  Fibra-Sonics (NY) Inc.